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                                                                  EXHIBIT (p)(i)

                              CODE OF ETHICS FOR
                           OLD WESTBURY FUNDS, INC.
                          (Revised February 9, 2000)

     Old Westbury Funds, Inc. (the "Fund") has determined to adopt this Code of Ethics (the "Code") as of February 15, 1995, to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-l (b)(1) under the Investment Company Act of 1940 (the "1940 Act").

I.   DEFINITIONS
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     A.   An "Access Person" means (i) any Trustee, Director, officer or
          Advisory Person (as defined below) of the Fund or any investment adviser thereof, or (ii) any director or officer of a principal underwriter of the Fund who, in the ordinary course of his or her business, makes, participates in or obtains information regarding the purchase or sale of securities for the Fund for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Fund regarding the purchase or sale of securities or (iii) notwithstanding the provisions of clause (i) above, where the investment adviser is primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients, any trustee, director, officer or Advisory Person of the investment adviser who, with respect to the Fund, makes any recommendation or participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to the Fund or who in connection with his or her duties, obtains any information concerning securities recommendations being made by such investment adviser to the Fund.

     B. An "Advisory Person" means any employee of the Fund or any investment advisor thereof (or of any company in a control relationship to the Fund or such investment adviser) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Fund or whose function relates to any recommendations with respect to such purchase or sales and any natural person in a control relationship with the Fund or adviser who obtains information regarding the purchase or sale of securities.

     C. "Investment Personnel" include Access Persons with direct responsibility and authority to make investment decisions affecting the Fund (such as portfolio managers and chief investment officers); Access Persons who provide information and advice to such portfolio managers (such as
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          securities analysts); and Access Persons who assist in executing investment decisions for the Fund (such as traders).

     D. "Access Persons," "Advisory Persons" and "Investment Personnel" shall not include any individual who is required to and does file quarterly reports with any investment adviser, subadviser, administrator or the principal underwriter substantially in conformity with Rule 17j-1 of the 1940 Act or Rule 204-2 of the Investment Advisers Act of 1940, provided however, that the compliance officer of any investment adviser, sub-adviser, administrator, or the principal underwriter shall (i) file an annual certification with the Fund stating that such entity has adopted or approved the continuation of its Code of Ethics, substantially in the form that was provided to the Fund's Code of Ethics was adopted; and (ii) notify the Fund's compliance officer of any violation of such entity's Code of Ethics upon actual knowledge by such compliance officer that a violation has occurred. The Fund's compliance officer shall report any violations to the Fund's Board of Directors in accordance with the provisions of the Fund's Code of Ethics as if the report of the violation had been made under the Fund's Code of Ethics.

     E. "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-1(a) (2) of the Securities Exchange Act of 1934.

     F. "Control" shall have the same meaning as set fourth in Section 2(a)9 of the 1940 Act.

     G. "Disinterested Director" means a Director who is not an "interested person" within the meaning of Section 2(a)(19) of the 1940 Act. An "interested person" includes any person who is a trustee, director, officer, employee or owner of 5% or more of the outstanding stock of the Adviser. Affiliates of brokers or dealers are also "interested persons", except as provided in Rule 2(a)(19)(1) under the 1940 Act.

     H. The "Review Officer" is the person designated by the Fund's Board of Directors to monitor the overall compliance with this Code. In the absence of any such designation the Review Officer shall be the Treasurer or any Assistant Treasurer of the Fund.

     I. The "Preclearance Officer" is the person designated by the Fund's Board of Directors to provide preclearance of any personal security transaction as required by this Code of Ethics.

     J. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.
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     K.   "Covered Security" shall have the meaning as set fourth in Section
          2(a)(36) of the 1940 Act (in effect, all securities, including "Related Securities"), except that it shall not include securities issued by the U.S. Government (or any other "government security" as that term is defined in the 1940 Act), bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instrument including repurchase agreements, and shares of registered open-end investment companies.

          "Related Securities" are instruments and securities that are related to, but not the same as, a Covered Security. For example, a Related Security may be convertible into a Covered Security, or give its holder the right to purchase the Covered Security. For purposes of reporting, "Covered Security" shall include futures, swaps, and other derivative contracts.

     L. A security is "being considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

II.  STATEMENT OF GENERAL PRINCIPLES
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          The following general fiduciary principles shall govern the personal investment activities of all Access Persons.

          Each Access Person shall adhere to the highest ethical standards and shall:

     A. at all times, place the interests of the Fund before his personal interests;

     B. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

     C. not take any inappropriate advantage of his position with or on behalf of the Fund.

III. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.
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     A.   Blackout Periods
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          1.        No Access Person (other than a Disinterested Director and
                    John R. Whitmore) shall purchase or sell, directly or indirectly, any Covered Security in which he has, or by reason of such transaction
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                    acquires, any direct or indirect beneficial ownership on a day during which he knows or should have known the Fund has a pending "buy" and "sell" order in that same security until that order is executed or withdrawn.

          2. No Advisory Person or Investment Personnel shall purchase or sell, directly or indirectly, any Covered Security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least seven calendar days before and after the Fund trades (or has traded) in that security.

     B.   Initial Public Offerings
          ------------------------

                    No Advisory Person shall acquire any security in an initial public offering for his or her personal account.

     C.   Private Placements
          ------------------

                    With regard to private placements, each Advisory Person shall:

          1. obtain express prior written approval from the Review Officer (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for the Fund, and whether the investment opportunity should be reserved for the Fund, and whether such opportunity is being offered to such Advisory Person by virtue of his position with the Fund) for any acquisition of securities in a private placement; and

          2. after authorization to acquire securities in a private placement has been obtained, disclose such personal investment with respect to any subsequent consideration by the Fund (or any other investment company for which he acts in a capacity as an Advisory Person) for investment in that issuer.

     D.        Short-Term Trading Profits
               --------------------------

                    No Advisory Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities of which such Advisory Person has beneficial ownership within 60 calendar days. Any profit so realized shall, unless the Fund's Board of Directors approves otherwise, be disgorged as directed by the Fund's Board of Directors.
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     E.   Gifts
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          No Advisory Person shall receive any gift or other things of more than de minimis value from any person or entity that does business with or on behalf of the Fund.

     F.   Service as a Director
          ---------------------

          1. No Advisory Person shall serve on a board of directors of a publicly traded company without prior authorization from the Board of Directors of the Fund, based upon a determination that such board service would be consistent with the interests of the Fund and its investors.

          2. If board service of an Advisory Person is authorized by the Board of Directors of the Fund such Advisory Person shall be isolated from the investment making decisions of the Fund with respect to the company of which he is a director.

     G.   Exempted Transactions
          ---------------------

          The prohibition of Section III shall not apply to:

          1. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

          2. purchases or sales that are non-volitional on the part of the Access Person or the Fund, including mergers, recapitalizations or similar transactions;

          3. purchases which are part of an automatic dividend reinvestment plan;

          4. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of rights so acquired; and

          5. purchases and sales that receive prior approval in writing by the Preclearance Officer as (a) only remotely potentially harmful to the Fund because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by the Fund or client or (c) not representing any danger of the abuses prescribed by Rule 17j-1, but only if in each case the prospective purchaser has
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               identified to the Review Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by the Fund.

IV.  COMPLIANCE PROCEDURES
     ---------------------

     A.   Preclearance
          ------------

          An Access Person (other than a Disinterested Director and John R. Whitmore) may not, directly or indirectly, acquire or dispose of beneficial ownership of a Covered Security except as provided below unless:

          1.   such purchase or sale has been approved by the Preclearance
               Officer;

          2. the approved transaction is completed on the same day approval is received; and

          3. the Preclearance Officer has not rescinded such approval prior to execution of the transaction.

               Each Access Person may effect total purchases and sales of up to $25,000 of Covered Securities listed on a national securities exchange within any six month period without preclearance from the Board of Directors or the Preclearance Officer.

               1)   The six month period is a "rolling" period, i.e., the limit
                                                                ----
               is applicable between any two dates which are six months apart.

               2) Transactions in options and futures, other than options or futures on commodities, will be included for purposes of calculating whether the $25,000 limit has been exceeded. Such transactions will be measured by the value of the securities underlying the options and futures.

               3) Although preclearance is not required for personal transactions in securities which fall into this "de minimis" exception, these trades must still be reported on a quarterly basis pursuant to Section IV.B, if such transactions are reportable.
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     B.   1.   Reporting
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          2.   Coverage: Each Access Person (other than Disinterested Directors)
               shall file with the Review Officer confidential quarterly reports containing the information required in Section IV.B.1.b of this Code with respect to all transactions during the preceding
                                    ---
               quarter in any Covered Securities in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, provided that no Access Person shall be
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               required to report transactions effected for any account over which such Access Person has no direct or indirect influence or control (except that such an Access Person must file a written certification stating that he or she has no direct or indirect influence or control over the account in question). All such Access Persons shall file reports, even when no transactions subject to reporting requirements were effected.

          3. Filing: Every report shall be made no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

               a. the date of the transaction, the title and the number of shares and the principal amount of each Covered Security involved;

               b. the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               c.   the price at which the transaction was effected; and

               d. the name of the broker, dealer or bank with or through whom the transaction was effected.

          4. Any report may contain a statement that it shall not be contrued as an admission by the person making the report that he or she had any direct or indirect beneficial ownership in the Covered Security to which the report relates.

          5. Confirmations: All Access Persons (other than Disinterested Directors) shall direct their brokers to supply the Fund's Review Officer on a timely basis, duplicate copies of confirmations of all personal securities transactions.
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          6.   New Accounts:  All Access Persons (other than Disinterested
               Directors) shall report any new account established with a broker, dealer or bank in which any security was transacted or held for the direct or indirect benefit of the Access Person during the quarter. The report shall include the name of the entity with whom account was established and the date on which it was established.

     C.   Review
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          In reviewing transactions, the Review Officer shall take into account the exemptions allowed under Section III.G. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

     D.   Disclosure of Personal Holdings.
          --------------------------------

          Every Access Person (other than Disinterested Directors), within 10 calendar days of commencement of employment as an Access Person, will be required to furnish a list including the following information (which information must be current as of the date when such person become an Access Persons (i) the title number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership; (ii) the name of any broken, dealer or bank maintaining an account in which any Covered Security was held for the direct or indirect benefit of the Access Person; and
          (iii) the date the report is submitted to the Review Officer. In addition, each Access Person, on an annual basis, will be asked to furnish a list containing the above information (which information must be current as of a date not more than 30 days before the report is submitted) within 10 days of the request.

     E.   Certification of Compliance
          ---------------------------

          Each Access Person is required to certify annually that he or she has read and understood the Fund's Code and recognized that he or she is subject to such Code. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

V.   REQUIREMENTS FOR DISINTERESTED DIRECTORS
     ----------------------------------------

     A. Every Disinterested Director shall file with the Review Officer a quarterly report indicating that he or she had no reportable transactions or a report containing the information required in
          Section IV.B. of this Code with
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          respect to transactions (other than exempted transactions listed under
          Section III.G.) in any Covered Securities in which such person has, or by reason of such transactions acquires, any direct or indirect beneficial ownership, if (and only if) such Director, at the time of that transaction, knew or should have known, in the ordinary cause of pursuing his or her official duties as Director, that during the 15 day period immediately preceding or after the transaction by the
          Director:

          1.   such Covered Security was being purchased or sold by the Fund; or

          2. such Covered Security was being considered for purchase or sale by the Fund.

     B. Notwithstanding the preceding section, any Disinterested Director may, at his or her option, report the information described in section IV.B.2 with respect to any one or more transactions and may include a statement that the report shall not be construed as an admission that the person knew or should have known of portfolio transactions by the Fund in such securities.

VI.  REVIEW BY THE BOARD OF DIRECTORS
     --------------------------------

     At least annually, the Review Officer shall report to the Board of Directors regarding:

     A. All existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

     B.   Any recommended changes to the Funds' Code or procedures; and

     C. A summary of any violations which occurred during the past year with respect to which significant remedial action was taken, and any other issues which arose under the Code of Ethics during the past year.

VII. SANCTIONS
     ---------

     A.   Sanctions for Violations by Access Persons
          ------------------------------------------

          If the Review Officer determines that a violation of this Code has occurred, he or she shall so advise the Board of Directors and the Board may impose such sanctions as it deems appropriate, including, inter alia, disgorgement of profits, censure, suspension or termination of the Code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Directors.
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          If the review Officer determines that any Disinterested Director has violated this Code, he or she shall so advise the President of the Fund and also a committee consisting of the Disinterested Directors (other than the person whose transaction is at issue) and shall provide the committee with a report, including the record of pertinent actual or contemplated portfolio transactions of the Fund and any additional information supplied by the person whose transaction is at issue. The committee, at its option, shall either impose such sanctions as it deems appropriate or refer the matter to the full Board of Directors of the Fund, which shall impose such sanctions as it deems appropriate.

VIII.  MISCELLANEOUS
       -------------

       A. Access Persons
          --------------

          The Review Officer of the Fund will identify all Access Persons who are under a duty to make reports to the Fund and will inform such persons of such duty. Any failure by the Review Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

       B. Records
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          The Fund's Administrator shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission ("SEC"):

          1. a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

          2. a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

          3. a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

          4. a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code, or are or were responsible for reviewing these reports;
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          5.   A copy of any supporting documentation used in making decisions regarding action taken by the Review Officer with respect to personal securities trading shall be preserved for a period of not less than five years following the end of the fiscal year in which it is generated, the first two years in an easily accessible place.

     C.   Confidentiality
          ---------------

          All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

     D.   Interpretation of Provisions
          ----------------------------

          The Board of Directors of the fund may from time to time adopt such interpretations of this Code as it deems appropriate.